EXHIBIT 23

                     Consent of Independent Auditors

                   CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Annual Report (Form 10-K) of Union National Financial Corporation of our report dated January 15, 1999, except for Note 17, as to which the date is February 11, 1999, included in the 1998 Annual Report to Stockholders of Union National Financial Corporation.

    We also consent to the incorporation by reference in the Registration Statements No. 33-80093, and 333-27837, of Union National Financial Corporation and in the related Prospectus of our report dated January 15, 1999, except for Note 17, as to which the date is February 11, 1999, with respect to the consolidated financial statements of Union National Financial Corporation Incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1998.

                                 /s/ Trout, Ebersole & Groff, LLP
                                 ________________________________
March 25, 1999                   TROUT, EBERSOLE & GROFF, LLP
Lancaster, Pennsylvania          Certified Public Accountants